Exhibit 99.1

LIBERTY MEDIA CORPORATION ANNOUNCES
FOURTH QUARTER EARNINGS RELEASE AND CONFERENCE CALL

Englewood, Colo, January 30th - Liberty Media Corporation (Nasdaq: LMCA, LMCB) will release its fourth quarter earnings on Wednesday, February 27, at 4:45 p.m. (ET). Greg Maffei, Liberty Media Corporation's President and CEO, will host the call. During the call, Mr. Maffei will discuss the company's financial performance and outlook.

Please call Premiere Conferencing at (888) 300-2318 or (719) 325-2231 at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

Replays of the conference call can be accessed through 6:45 p.m. (ET) on March 6th, by dialing (888) 203-1112 or (719) 457-0820 plus the passcode 2400516#.

In addition, the fourth quarter earnings conference call will be broadcast live via the Internet. All interested participants should visit the Liberty Media Corporation website at
http://www.libertymedia.com/events to register for the web cast. Links to the press release and replays of the call will also be available on the Liberty Media website. The conference call and related materials will be archived on the website for one year.

About Liberty Media Corporation
Liberty owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries Atlanta National League Baseball Club, Inc. and TruePosition, Inc., its interests in SiriusXM, Live Nation Entertainment and Barnes & Noble, and minority equity investments in Time Warner Inc. and Viacom.

Contact:    Courtnee Ulrich
(720) 875-5420